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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectuses constituting part of this Registration Statement on Form S-3 of Plantronics, Inc. of our report dated April 17, 1998 which appears in the Company's 1998 Annual Report to Stockholders, which is incorporated by reference in the Company's Annual Report on Form 10-K for the fiscal year ended March 28, 1998. We also consent to the references to us under the headings "Experts" in such Prospectuses.

/s/ PricewaterhouseCoopers LLP

San Jose, California
January 8, 1999